QPC Lasers Reports Fiscal 2006 Revenues Triple
Company Anticipates Strong Growth in 2007

Sylmar, CA - March 16, 2007 - QPC Lasers, Inc. (OTCBB: QPCI) “QPC” today announced its financial results for the fourth quarter, and fiscal year ended December 31, 2006.

As projected in the Company’s third quarter announcement last November, QPC fiscal 2006 revenues tripled to $3.07 million from $1.07 million for fiscal year 2005. Fourth quarter 2006 revenues increased 225 percent to $1.3 million compared with $400,000 in the year-ago quarter, and rose 40 percent, sequentially, from $930,000 in the prior quarter of 2006.

QPC attributed its strong revenue growth for the year to the introduction of new products and to the generation of new commercial sales and government contracts by enhanced sales and marketing activities.

For fiscal 2006, the Company reported cash usage for operating activities of $8.2 million, compared to $6.2 million in 2005. Net loss for 2006 was $18.7 million, compared to $18.6 million for 2005. The 2006 net loss included a $6 million charge to terminate a previous license agreement (payable by promissory note over three years), approximately $2.8 million of non cash charges resulting from the issuance of shares, warrants and options for services and loan fees, and amortization of loan discount arising from the modification of warrants held by certain lenders..

The Company noted that the pace of new QPC high performance laser product releases is accelerating. In the first quarter of 2007 alone, QPC has already announced:

•	Shipment of a next-generation BrightLase™ Direct-Diode Laser for military and industrial application
•	Shipment of next-generation eye-safe laser engines to U.S. defense contractors for a U.S. Army project
•	Collaboration with Northrop Grumman Space Technology (NYSE: NOC) to jointly develop integrated semiconductor laser modules and systems

“2006 was a pivotal year in which QPC turned the corner in transitioning what had been primarily an R&D organization into a manufacturing company.” said Dr. Jeffrey Ungar, Chairman and Chief Executive Officer of QPC. “We are pleased by the growth in our Company’s business during 2006, which also marked our transition from private to public company,” Ungar stated. “Our capacity for manufacturing existing products and for the development of new and exciting products and technologies continues to move forward, and we are positioning ourselves for continued strong growth in 2007 and beyond,” Ungar added.

“We are seeing increasing adoption of advanced laser technologies in a wide range of medical, industrial and defense industries, and expect demand for high performance, cost effective diode lasers to increase,” said George Lintz, Vice Chairman and Co-Founder.

“Our growing intellectual property portfolio of laser technology currently includes five issued patents and eleven patents pending representing state of the art innovations in design and processes, which provide us with a strong foundation for participation in this growing and competitive market,” Lintz stated.

“To fund operations over the next twelve months and to enable continued growth in our activities, QPC will require additional financing,” Lintz said. “QPC is in discussions with a number of potential institutional and private investors with a view towards raising $6 to $10 million, “ Lintz added.

Forward Looking Statements
This release and other materials released by the Company from time to time contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the materials the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company's reports filed with the Securities and Exchange Commission entitled "Risk Factors") relating to the Company's industry, the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's reports filed with the Securities and Exchange Commission.

About QPC Lasers, Inc.
QPC Lasers, Inc. (www.QPClasers.com) is a world leader in the development and commercialization of high-brightness, high-power semiconductor lasers for the defense, homeland security, industrial, and medical markets. Founded in the year 2000, QPC is vertically integrated from epitaxy through packaging and performs all critical fabrication processes at its state-of-the-art high-technology facility in the Los Angeles suburb of Sylmar, CA. QPC is a publicly traded U.S. company (OTCBB: QPCI) and is ISO certified.

Contact QPC Lasers, Inc.
818-986-0000
info@QPClasers.com
www.QPClasers.com

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Contact Investor Relations:
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Mark Bernhard
415-332-7200
QPC@capitalgc.com
http://www.qpclasers.com/?b=1392&l=1

or

MKR Group, Inc.
Marie Dagresto or Todd Kehrli
323-468-2300
QPCI@mkr-group.com

QPC LASERS, INC. (Formerly Planning Force, Inc.) and Subsidiary
CONSOLIDATED BALANCE SHEET
December 31, 2006

CURRENT ASSETS
Cash	$1,429,077
Accounts receivable, Commercial customers, net of allowance for doubtful accounts and returns and discounts of $19,810	667,908
Accounts receivable, Government contracts, net of allowance for doubtful accounts and returns and discounts of $-0-	383,935
Unbilled Revenue	42,692
Inventory	550,655
Prepaid expenses and other current assets	272,418

Total Current Assets	3,346,685

Capitalized loan fees, net of accumulated amortization of $96,161	38,039
Property and equipment, net of accumulated depreciation of $5,276,320	3,961,796
Other assets	88,780
TOTAL ASSETS	$7,435,300

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and other current liabilities	$1,234,004
Current portion of long term debt	1,034,437
Total Current Liabilities	2,268,441
Long term debt, less current portion	6,398,189

Total Liabilities	8,666,630

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 20,000,000 shares authorized, none issued	-
Common stock, $.001 par value, 180,000,000 shares authorized, 38,559,283 issued and outstanding	38,559
Additional paid in capital	50,236,504
Accumulated deficit	(51,506,393)

Total stockholders’ equity (deficiency)	(1,231,330)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$7,435,300

QPC LASERS, INC. (Formerly Planning Force, Inc.) and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	Years ended
	December 31, 2006	December 31, 2005

REVENUE
Commercial customers	$1,496,454	$594,161
Government contracts	1,576,878	479,030
TOTAL REVENUE	3,073,332	1,073,191
COST OF SALES	2,291,851	1,009,477

GROSS PROFIT	781,481	63,714

OPERATING EXPENSES
Research and Development	4,502,132	4,753,356
General and Administrative	6,282,043	2,441,405
License Termination	6,000,000	-
Total operating expenses	16,784,175	7,194,761

LOSS FROM OPERATIONS	(16,002,694)	(7,131,047)
Interest Income	41,632	15,036
Interest Expense	(2,420,633)	(750,299)
Merger expense	(326,199)	-
Loss on Embedded Derivative	(68,703)	-
Other income (expense)	83,990	88,452

NET LOSS	(18,692,607)	(7,777,858)
Preferred Stock Dividend	-	(10,823,028)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,692,607)	$(18,600,886)

LOSS PER COMMON SHARE — Basic and Diluted	$(0.60)	$(1.49)
WEIGHTED AVERAGE SHARES OUTSTANDING, basic and diluted	31,306,637	12,466,339